                                                                     EXHIBIT 4.3

================================================================================




                               SCHULER HOMES, INC.

                                       AND

                          BISHOP TRUST COMPANY, LIMITED

                                     TRUSTEE




                          -----------------------------


                                    INDENTURE

                          DATED AS OF JANUARY 15, 1993


                          -----------------------------




                6.5% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003




================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE ONE                   DEFINITIONS.......................................................................11

         SECTION 1.01.        Definitions.......................................................................11

ARTICLE TWO                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBENTURES............15

         SECTION 2.01.        Designation, Amount and Issue of Debentures.......................................15

         SECTION 2.02.        Form of Debentures................................................................15

         SECTION 2.03.        Date and Denomination of Debentures; Payments of Interest.........................15

         SECTION 2.04.        Execution of Debentures...........................................................16

         SECTION 2.05.        Exchange and Registration of Transfer of Debentures...............................17

         SECTION 2.06.        Mutilated, Destroyed, Lost or Stolen Debentures...................................18

         SECTION 2.07.        Temporary Debentures..............................................................18

         SECTION 2.08.        Cancellation of Debentures Paid, Etc..............................................19

ARTICLE THREE                 REDEMPTION OF DEBENTURES..........................................................19

         SECTION 3.01.        Redemption Prices.................................................................19

         SECTION 3.02.        Notice of Redemption; Selection of Debentures.....................................19

         SECTION 3.03.        Payment of Debentures Called for Redemption.......................................20

         SECTION 3.04.        Conversion Arrangement on Call for Redemption.....................................21

ARTICLE FOUR                  SUBORDINATION OF DEBENTURES.......................................................22

         SECTION 4.01.        Agreement of Subordination........................................................22

         SECTION 4.02.        Payments to Debentureholders......................................................22

         SECTION 4.03.        Subrogation of Debentures.........................................................24

         SECTION 4.04.        Authorization by Debentureholders.................................................24

         SECTION 4.05.        Notices to Trustee and Senior Indebtedness Holders................................25

         SECTION 4.06.        Trustee's Relation to Senior Indebtedness.........................................26

         SECTION 4.07.        No Impairment of Subordination....................................................26

         SECTION 4.08.        Article Applicable to Paying Agents...............................................26

ARTICLE FIVE                  PARTICULAR COVENANTS OF THE COMPANY...............................................26

         SECTION 5.01.        Payment of Principal, Premium and Interest........................................26

         SECTION 5.02.        Offices for Notices and Payments, Etc.............................................27

         SECTION 5.03.        Appointments to Fill Vacancies in Trustees Office.................................27

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE
         SECTION 5.04.        Provision as to Paying Agent......................................................27

         SECTION 5.05.        Corporate Existence...............................................................28

         SECTION 5.06.        Investment Company Status.........................................................28

         SECTION 5.07.        Maintenance of Properties.........................................................28

         SECTION 5.08.        Payment of Taxes and Other Claims.................................................28

ARTICLE SIX                   DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE................29

         SECTION 6.01.        Debentureholders' Lists...........................................................29

         SECTION 6.02.        Preservation and Disclosure of Lists..............................................29

         SECTION 6.03.        Reports by the Company............................................................30

         SECTION 6.04.        Reports by the Trustee............................................................31

         SECTION 6.05.        Usury Laws........................................................................32

ARTICLE SEVEN                 REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON AN EVENT OF DEFAULT...............33

         SECTION 7.01.        Events of Default.................................................................33

         SECTION 7.02.        Payments of Debentures on Default; Suit Therefor..................................35

         SECTION 7.03.        Application of Monies Collected by Trustee........................................36

         SECTION 7.04.        Proceedings by Debentureholder....................................................37

         SECTION 7.05.        Proceedings by Trustee............................................................37

         SECTION 7.06.        Remedies Cumulative and Continuing................................................38

         SECTION 7.07.        Direction of Proceedings and Waiver of Defaults by Majority of
                              Debentureholders..................................................................38

         SECTION 7.08.        Notice of Defaults................................................................38

         SECTION 7.09.        Undertaking to Pay Costs..........................................................39

ARTICLE EIGHT                 CONCERNING THE TRUSTEE............................................................39

         SECTION 8.01.        Duties and Responsibilities of Trustee............................................39

         SECTION 8.02.        Reliance on Documents, Opinions, Etc..............................................40

         SECTION 8.03.        No Responsibility for Recitals, Etc...............................................41

         SECTION 8.04.        Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures.........41

         SECTION 8.05.        Monies to be Held in Trust........................................................41

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE
         SECTION 8.06.        Compensation and Expenses of Trustee..............................................42

         SECTION 8.07.        Officers' Certificate as Evidence.................................................42

         SECTION 8.08.        Conflicting Interest of Trustee...................................................42

         SECTION 8.09.        Eligibility of Trustee............................................................42

         SECTION 8.10.        Resignation or Removal of Trustee.................................................43

         SECTION 8.11.        Acceptance by Successor Trustee...................................................44

         SECTION 8.12.        Succession by Merge, Etc..........................................................44

         SECTION 8.13.        Limitation on Rights of Trustee as Creditor.......................................45

         SECTION 8.14.        Withholdings......................................................................48

ARTICLE NINE                  CONCERNING THE DEBENTUREHOLDERS...................................................48

         SECTION 9.01.        Action by Debentureholders........................................................48

         SECTION 9.02.        Proof of Execution by Debentureholders............................................49

         SECTION 9.03.        Who Are Deemed Absolute Owners....................................................49

         SECTION 9.04.        Company-Owned Debentures Disregarded..............................................49

         SECTION 9.05.        Revocation of Consents; Future Holders Bound......................................50

ARTICLE TEN                   DEBENTUREHOLDERS' MEETINGS........................................................50

         SECTION 10.01.       Purposes of Meetings..............................................................50

         SECTION 10.02.       Call of Meetings by Trustee.......................................................50

         SECTION 10.03.       Call of Meetings by Company or Debentureholders...................................51

         SECTION 10.04.       Qualifications for Voting.........................................................51

         SECTION 10.05.       Regulations.......................................................................51

         SECTION 10.06.       Voting............................................................................52

         SECTION 10.07.       No Delay of Rights by Meeting.....................................................52

ARTICLE ELEVEN                SUPPLEMENTAL INDENTURES...........................................................52

         SECTION 11.01.       Supplemental Indentures without Consent of Debentureholders.......................52

         SECTION 11.02.       Supplemental Indentures with Consent of Debentureholders..........................54

         SECTION 11.03.       Compliance with Trust Indenture Act; Effect of Supplemental Indentures............54

         SECTION 11.04.       Notation on Debentures............................................................55

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE
         SECTION 11.05.       Evidence of Compliance of Supplemental Indenture to be Furnished Trustee..........55

ARTICLE TWELVE                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE.................................55

         SECTION 12.01.       Company May Consolidate, Etc. on Certain Terms....................................55

         SECTION 12.02.       Successor Corporation to be Substituted...........................................55

         SECTION 12.03.       Opinion of Counsel to Be Given Trustee............................................56

ARTICLE THIRTEEN              SATISFACTION AND DISCHARGE OF INDENTURE...........................................56

         SECTION 13.01.       Discharge of Indenture............................................................56

         SECTION 13.02.       Deposited Monies to Be Held in Trust by Trustee...................................57

         SECTION 13.03.       Paying Agent to Relay Monies Held.................................................57

         SECTION 13.04.       Return of Unclaimed Monies........................................................57

ARTICLE FOURTEEN              IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS...................57

         SECTION 14.01.       Indenture and Debentures Solely Corporate Obligations.............................57

ARTICLE FIFTEEN               CONVERSION OF DEBENTURES..........................................................58

         SECTION 15.01.       Right to Convert..................................................................58

         SECTION 15.02.       Exercise of Conversion Privilege; Issuance of Common Stock on Conversion;
                              No Adjustment for Interest or Dividends...........................................58
         SECTION 15.03.       Cash Payments in Lieu of Fractional Shares........................................59

         SECTION 15.04.       Conversion Price..................................................................59

         SECTION 15.05.       Adjustment of Conversion Price....................................................60

         SECTION 15.06.       Effect of Reclassification, Consolidation, Merger or Sale.........................63

         SECTION 15.07.       Taxes on Shares Issued............................................................64

         SECTION 15.08.       Reservation of Shares; Shares to Be Fully Paid:  Compliance with
                              Governmental Requirements; Listing of Common Stock................................64

         SECTION 15.09.       Responsibility of Trustee.........................................................64

         SECTION 15.10.       Notice to Holders Prior to Certain Actions........................................65

ARTICLE SIXTEEN               REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON A RISK EVENT............66

         SECTION 16.01.       Right to Require Purchase.........................................................66

         SECTION 16.02.       Notice; Method of Exercising Repurchase Right. Etc................................66

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE
         SECTION 16.03.       Certain Definitions...............................................................69

         SECTION 16.04.       Applicable Law Shall Govern.......................................................70

ARTICLE SEVENTEEN   MISCELLANEOUS PROVISIONS....................................................................70

         SECTION 17.01.       Provisions Binding on Company's Successors........................................70

         SECTION 17.02.       Official Acts by Successor Corporation............................................70

         SECTION 17.03.       Addresses for Notice, Etc.........................................................70

         SECTION 17.04.       Governing Law.....................................................................71

         SECTION 17.05.       Evidence of Compliance with Conditions Precedent; Certificates to Trustee.........71

         SECTION 17.06.       Legal Holidays....................................................................71

         SECTION 17.07.       Trust Indenture Act to Control....................................................71

         SECTION 17.08.       No Security Interest Created......................................................71

         SECTION 17.09.       Benefits of Indenture.............................................................72

         SECTION 17.10.       Table of Contents, Headings, Etc..................................................72

         SECTION 17.11.       Execution in Counterparts.........................................................72

         SECTION 17.12.       Acceptance by Trustee.............................................................72

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                          RECONCILIATION AND TIE-SHEET*


of provisions of Trust Indenture Act of 1939 with Indenture, dated as of January 15, 1993, between Schuler Homes, Inc. and Bishop Trust Company, Limited, as
Trustee:

                        SECTION OF ACT                                           SECTION OF INDENTURE
----------------------------------------------------------------------------     --------------------
310(a)(1), (2) and (5)......................................................     8.09
310(a)(3) and (4)...........................................................     Not applicable
310(b)......................................................................     8.08 and 8.10
310(c)......................................................................     Not applicable
311(a) and (b)..............................................................     8.13
311(c)......................................................................     Not applicable
312(a)......................................................................     6.01 and 6.02(a)
312(b) and (c)..............................................................     6.02(b) and (c)
313(b)(1)...................................................................     Not applicable
313(b)(2)...................................................................     6.04(b)
313(c)......................................................................     6.04(c)
314(a)......................................................................     6.03
314(b)......................................................................     Not applicable
314(c)(1) and (2)...........................................................     17.05
314(c)(3)...................................................................     Not applicable
314(d)......................................................................     Not applicable
314(e)......................................................................     17.05
314(f)......................................................................     Not applicable
315(a), (c) and (d).........................................................     8.01 and 8.07
315(b)......................................................................     7.08
315(e)......................................................................     7.09


                                      -I-

316(a)(1)...................................................................     7.01 and 7.07
316(a) last sentence........................................................     9.04
316(b)......................................................................     7.04
316(c)......................................................................     9.01
317(a)......................................................................     7.02
317(b)......................................................................     5.04(a)
318(a)......................................................................     17.07

--------------------------

*NOTE: This reconciliation and tie-sheet shall not, for any purpose, be deemed to be a part of the Indenture.


                                      -II-

                  INDENTURE, dated as of January 15, 1993, by and between SCHULER HOMES, INC., a Delaware corporation (hereinafter sometimes called the "Company"), and BISHOP TRUST COMPANY, LIMITED, a corporation organized and existing under the laws of the State of Hawaii (hereinafter sometimes called the "Trustee")

                                   WITNESSETH:

                  WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 6.5% Convertible Subordinated Debentures Due 2003 (hereinafter sometimes called the "Debentures"), in an aggregate principal amount not to exceed $57,500,000 and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

                  WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures and a form of conversion notice are to be substantially in the following forms, respectively:

                           [FORM OF FACE OF DEBENTURE]

No. ______                                                           $__________

                               SCHULER HOMES, INC.

                6.5% Convertible Subordinated Debenture Due 2003

                  SCHULER HOMES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to ______________ ______________________, or registered assigns, the principal sum of ________ Dollars on January 15, 2003 at the office or agency of the Company maintained for that purpose in, at the Company's option, Honolulu, Hawaii or New York, New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on January 15 and July 15 of each year, commencing July 15, 1993, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Debenture, from the January 15 or July 15, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid or duly provided for on the Debentures, in which case from January 28, 1993, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any December 15 or June 15, as the case may be, and before the following January 15 or July 15, this Debenture shall bear interest from such January 15 or July 15; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such January 15 or July 15, then this Debenture shall bear interest from the next preceding January 15 or July 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Debentures, from January 28, 1993. The interest so payable on any January 15 or July 15 will be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the record date, which shall be the January 1 or July 1 (whether or not a business day) next preceding such January 15 or July 15, provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

                  Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Debentures to the prior payment in full of all Senior Indebtedness as defined in the Indenture and provisions giving the holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Debenture shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be construed in accordance with and governed by the laws of said State.

                  This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
                                              SCHULER HOMES, INC.



                                              By:
                                                 -------------------------------
                                                 James K. Schuler,
                                                 President
ATTEST:



-------------------------------
Secretary

   [FORM OF TRUSTEE'S OR AUTHENTICATING AGENT'S CERTIFICATE OF AUTHENTICATION]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

   This is one of the Debentures described in the within-mentioned Indenture.

                                           BISHOP TRUST COMPANY, LIMITED, as
                                           Trustee



                                           By:
                                                --------------------------------
                                                      Authorized Officer


                         [FORM OF REVERSE OF DEBENTURE]

                               SCHULER HOMES, INC.

                6.5% Convertible Subordinated Debenture Due 2003

                  This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 6.5% Convertible Subordinated Debentures Due 2003 (herein called the "Debentures"), limited to the aggregate principal amount of $57,500,000 all issued or to be issued under and pursuant to an Indenture dated as of January 15, 1993 (herein called the "Indenture"), between the Company and Bishop Trust Company, Limited (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures (herein sometimes called the "Debentureholders").

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority of the principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debentures, or modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the Debentureholders, or impair the right to convert the Debentures into Common Stock subject to the terms set forth in the Indenture, including Section 15.06, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of interest or premium, if any, on or the principal of, any of the Debentures, (ii) a failure by the Company or to convert any Debentures into Common Stock of the Company or (iii) a default in respect of a covenant or provision hereof which under Article Eleven cannot be modified or amended without the consent of the holders of all Debentures then outstanding. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

                  The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact for such purpose.

                  No reference herein to the Indenture and no provision of this Debenture or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

                  Interest on the Debentures shall be computed on the basis of a year of twelve 30-day months.

                  The Debentures are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, but without payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures or other authorized denominations.

                  The Debentures may be redeemed at the option of the Company as a whole, or from time to time in part, on any Business Day prior to maturity on or after January 15, 1996, upon mailing a notice of such redemption not less than thirty nor more than sixty days before the date fixed for redemption to the holders of Debentures at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to the date fixed for redemption:

If redeemed during the twelve-month period beginning January 15:

   YEAR                       PERCENTAGE                      YEAR                      PERCENTAGE
   ----                       ----------                      ----                      ----------
   1996                         103.5%                        2000                        101.5%
   1997                         103.0                         2001                        101.0
   1998                         102.5                         2002                        100.5
   1999                         102.0                  2003 and thereafter                100.0

PROVIDED, that if the date fixed for redemption is a January 15 or July 15, then the interest payable on such date shall be paid to the holder of record on the next preceding January 1 or July 1, respectively.

                  Subject to the provisions of the Indenture, the holder hereof has the right, at his option, at any time on or before the close of business on January 15, 2003, or, as to all or any portion hereof called for redemption during such period, the close of business on the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or a multiple thereof, into that number of shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Debenture or portion thereof to be converted by the conversion price of $21.83 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Debenture, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in, at the option of the Company, Honolulu, Hawaii or New York, New York, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustments in respect of interest or dividends will be made upon any conversion; PROVIDED, HOWEVER, that if this Debenture shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the opening of business on the following interest payment date, this Debenture (unless it or the portion being converted shall have been called for redemption on a date in such period) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture of Debentures for conversion. A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted his Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under the Indenture.

                  Any Debentures called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Debentures at an amount equal to the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures from the holders thereof and convert them into Common Stock of the Company and to make payment for such Debentures as aforesaid to the Trustee in trust for such holders.

                  The Indenture provides that if a Risk Event (as defined therein) occurs, each holder of Debentures shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase all of such holder's Debentures, or any portion thereof that is an integral multiple of $1,000, for cash at a price equal to 100% of the principal amount of such Debentures to be repurchased together with accrued interest to the Repurchase Date. The Company may, at its option, in lieu of paying the Repurchase Price in cash, pay the Repurchase Price in Common Stock valued at 95% of the average of the closing prices of the Common Stock for the five trading days ending on the third trading preceding the Repurchase Date; provided that payment may not be made in Common Stock unless such stock is listed on a national securities exchange or quoted on the NASDAQ National Market System at the time of payment.

                  Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in, at the option of the Company, Honolulu, Hawaii or New York, New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company, the Trustee, any paying agent, any conversion agent and any Debenture registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other paying agent nor any other conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

                  No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS


                  The following abbreviations, when used in the inscription on the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common             UNIF GIFT MIN ACT -
TEN ENT - as tenants by the entireties     __________________________  Custodian
                                                       (Cust)
JT TEN -  as joint tenants with right of   __________________________  under
          survivorship and not as tenants              (Minor)
          in common
                                           Uniform Gifts to Minors
                                           Act ________________________________
                                                       (State)

                    Additional abbreviations may also be used
                          though not in the above list.

                           [FORM OF CONVERSION NOTICE]

                                CONVERSION NOTICE

To:  Schuler Homes, Inc.

                  The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion hereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of Schuler Homes, Inc. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:

                                             -----------------------------------


                                             -----------------------------------
                                                        Signature(s)


Signature(s) must be guaranteed by a
commercial bank or trust company or a
member firm of a major stock exchange
if shares of Common Stock are to be
delivered, or Debentures to be issued,
other than to and in the name of the
registered holder.



-----------------------------------
Signature Guarantee

Fill in for registration of shares if to be delivered, and Debentures if to be issued other than to and in the name of the registered holder:



-----------------------------------
(Name)



-----------------------------------
(Street Address)



-----------------------------------
(City, State and zip code)

Please print name and address
                                             Principal amount to be converted
                                                    (if less than all):
                                                         $____,000


                                              ---------------------------------
                                              Social Security or other Taxpayer
                                                    Identification Number

                              [FORM OF ASSIGNMENT]


                  For value received, ____________ hereby sell(s), assigns) and transfer(s) unto ________________ (please insert social security or other identifying number of assignee) the within Debenture and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:



-------------------------------------     -------------------------------------

Signature(s)


Signatures) must be guaranteed by a
commercial bank or trust company or
a member firm of a major stock exchange.



-------------------------------------
Signature Guarantee

NOTICE: The signature on the conversion notice or the assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                  AND WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized;

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

                  SECTION 1.01. DEFINITIONS. The terms defined in this Section
1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section
1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words "herein," "hereof and "hereunder," and words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

                  BOARD OF DIRECTORS: The term "Board of Directors" shall mean the Board of Directors of the Company or a duly authorized committee of such Board.

                  BUSINESS DAY: The term "Business Day" shall mean a day on which the Trustee and banks located in Honolulu, Hawaii and New York, New York are open for the purpose of conducting business.

                  COMMON STOCK: The term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.06, however, shares issuable on conversion of Debentures shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  COMPANY: The term "Company" shall mean Schuler Homes, Inc., a Delaware corporation, and, subject to the provisions of Article Twelve, shall include its successors and assigns.

                  CONVERSION PRICE: The term "conversion price" shall have the meaning specified in Section 15.04.

                  CORPORATE TRUST OFFICE OF THE TRUSTEE: The term "Corporate Trust Office of the Trustee," or other similar term, shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 111 South King Street, Honolulu, Hawaii 96813 (Attention: Corporate Trust Manager).

                  DEBENTURE OR DEBENTURES; OUTSTANDING: The terms "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

                  The term "outstanding" (except as otherwise provided in Section 8.08), when used with reference to Debentures, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

                           (a) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                           (b) Debentures, or portions thereof, for the payment or redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); PROVIDED that if such Debentures are to be redeemed prior to the maturity thereof notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice;

                           (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Debentures are held by bona fide holders in due course; and

                           (d) Debentures converted into Common Stock pursuant to Article Fifteen hereof and Debentures not deemed outstanding pursuant to Section 3.02.

                  DEBENTUREHOLDER: The terms "Debentureholder" or "holder of Debentures," or other similar terms, shall mean any person in whose name at the time a particular Debenture is registered on the books of the Company kept for that purpose in accordance with the terms hereof.

                  DEFAULT: The term "Default" shall mean any of the events specified in clauses (a), (b), (c), (d) and (e) of Section 7.01, not including periods of grace, if any, or the giving of notice, or both, provided for therein.

                  EVENT OF DEFAULT: The term "Event of Default" shall mean any event specified in Section 7.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

                  INDENTURE: The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

                  OFFICERS' CERTIFICATE: The term "Officers' Certificate," when used with respect to the Company, shall mean a certificate signed by the Chairman of the Board of Directors, the President, the Chief Executive Officer or any Vice President and by the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

                  OPINION OF COUNSEL: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, which counsel shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

                  PERSON: The term "Person" shall mean a corporation, an association, a partnership, an organization, an individual, a government or a political subdivision thereof or a governmental agency.

                  PREDECESSOR DEBENTURE: The term "Predecessor Debenture" of any particular Debenture shall mean every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

                  RESPONSIBLE OFFICER: The term "Responsible Officer," when used with respect to the Trustee, shall mean an officer of the Trustee assigned to the Corporate Trust Office of the Trustee, including any Vice President, any Assistant Vice President, any Trust Officer or any other officer performing functions similar to those performed by the persons who at the time shall be such officers and any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  RISK EVENT: The term "Risk Event" shall have the meaning specified in Section 16.03(d).

                  SENIOR INDEBTEDNESS: The term "Senior Indebtedness" shall mean the principal of, premium, if any, and interest on, and any other payment due pursuant to the terms of an instrument (including, without limitation, fees, expenses, collection expenses (including attorneys' fees), interest yield amounts, post-petition interest and taxes) creating, securing or evidencing any of the following, whether outstanding at the date hereof or hereafter incurred or created:

                           (a) all indebtedness of the Company for money borrowed or constituting reimbursement obligations with respect to letters of credit (including, but not limited to, any indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) given to secure all or part of the purchase price of property, subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof);

                           (b) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities sold by the Company for money;

                           (c) all lease obligations of the Company which are capitalized on the books of the Company in accordance with generally accepted accounting principles;

                           (d) any indebtedness or other obligations of the Company with respect to interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements designed to protect against fluctuations in currency exchange or interest rates;

                           (e) all indebtedness of others of the kinds described in either of the preceding clauses (a), (b) or (d) and all lease obligations of others of the kind described in the preceding clause (c) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise; and

                           (f) all renewals, deferrals, increases, extensions or refundings of and modifications to indebtedness of the kinds described in any of the preceding clauses (a), (b), (d) and (e) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (c) and (d);

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension, deferral, increase, modification or refunding is not superior in right of payment to the Debentures or is expressly subordinate by its terms in right of payment to all other indebtedness of the Company (including the Debentures); PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, that certain note payable to James K. Schuler in the original principal amount of $8,696,000 (the "Schuler Note") shall not be included in Senior Indebtedness; PROVIDED, FURTHER, HOWEVER, that the Schuler Note, including any renewals, deferrals, increases, extensions or refundings of and modifications thereto, shall be deemed subordinate and expressly junior in right of payment to the indebtedness evidenced by these Debentures.

                  SUBSIDIARY: The term "Subsidiary" shall mean a corporation more than 50 % of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                  TRADING DAY: The term "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

                  TRUST INDENTURE ACT OF 1939: The term "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Sections 11.03 and 15.06.

                  TRUSTEE: The term "Trustee" shall mean Bishop Trust Company, Limited, a corporation organized and existing under the laws of the State of Hawaii, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

                                   ARTICLE TWO

                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                           AND EXCHANGE OF DEBENTURES

                  SECTION 2.01. DESIGNATION, AMOUNT AND ISSUE OF DEBENTURES. The Debentures shall be designated as "6.5% Convertible Subordinated Debentures Due 2003." Debentures not to exceed the aggregate principal amount of $57,500,000 upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company in the form of a Board Resolution and Officers' Certificate, without any further action by the Company hereunder.

                  SECTION 2.02. FORM OF DEBENTURES. The Debentures and the Trustee's certificate of authentication to be borne by the Debentures shall be substantially in the form as in this Indenture above recited. Any of the Debentures may have imprinted thereon such legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any Stock exchange or market on which the Debentures may be listed, or to conform to usage.

                  SECTION 2.03. DATE AND DENOMINATION OF DEBENTURES; PAYMENTS OF INTEREST. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000. Every Debenture shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Debenture recited above.

                  The person in whose name any Debenture (or its Predecessor Debenture) is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Debenture upon any transfer or exchange subsequent to the record date and prior to such interest payment date. Interest may, at the option of the Company, be paid by check mailed to the address of such person on the registry kept for such purposes. The term "record date" with respect to any interest payment date shall mean the January 1 or July 1 preceding said January 15 or July 15.

                  Interest on the Debentures shall be computed on the basis of a year of twelve 30-day months.

                  Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any said January 15 or July 15 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Debentureholder on the relevant record date by virtue of his having been such Debentureholder; and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1),or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in receipt of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid to each Debentureholder at his address as it appears in the Debenture register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Debentures may be listed, and upon such notice as may be required by such exchange or market, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  SECTION 2.04. EXECUTION OF DEBENTURES. The Debentures shall be signed in the name and on behalf of the Company by the facsimile signature of its Chairman of the Board of Directors, its President, its Chief Executive Officer or any of its Vice Presidents and attested by the facsimile signature of its Secretary or any of its Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

                  In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company; and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

                  SECTION 2.05. EXCHANGE AND REGISTRATION OF TRANSFER OF DEBENTURES. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations. Debentures to be exchanged shall be surrendered at any office or agency to be maintained by the Company pursuant to Section 5.02 and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Debenture or Debentures which the Debentureholder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding.

                  The Company shall keep at its principal office, or shall cause to be kept, at one of the offices or agencies maintained pursuant to Section 5.02, a register in which, subject to such reasonable regulations as it may prescribe. Debentures shall be registered and the transfer of Debentures shall be registered as in this Article Two provided. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Debenture at any office or agency maintained by the Company pursuant to
Section 5.02, the Company shall execute and register and the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture or Debentures for an equal aggregate principal amount.

                  All Debentures presented for registration of transfer or for exchange, redemption, conversion or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

                  No service charge shall be charged to the Debentureholder for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  Neither the Company nor the Trustee shall be required to exchange or register a transfer of (a) any Debentures for a period of 15 days next preceding any selection of Debentures to be redeemed or (b) any Debentures or portions thereof selected or called for redemption or (c) any Debentures or portion thereof surrendered for conversion.

                  All Debentures issued upon any transfer or exchange of Debentures shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debentures surrendered upon such exchange or transfer.

                  SECTION 2.06. MUTILATED, DESTROYED, LOST OR STOLEN DEBENTURES. In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

                  The Trustee or such authenticating agent may authenticate any such substituted Debenture and deliver the same upon the receipt of such security or indemnity as the Trustee and the Company may require. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or has been called for redemption or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

                  Every substituted Debenture issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

                  SECTION 2.07. TEMPORARY DEBENTURES. Pending the preparation of definitive Debentures, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the definitive Debentures but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debentures. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as definitive Debentures authenticated and delivered hereunder.

                  SECTION 2.08. CANCELLATION OF DEBENTURES PAID, ETC. All Debentures surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any Debenture registrar or any conversion agent, be surrendered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Debentures (unless the Company directs it to do otherwise) and shall deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

                                  ARTICLE THREE

                            REDEMPTION OF DEBENTURES

                  SECTION 3.01. REDEMPTION PRICES. The Company may, at its option, redeem all or from time to time arty part of the Debentures on any Business Day prior to maturity on or after January 15, 1996, upon notice as set forth in Section 3.02, and at the optional redemption prices set forth in the form of Debenture hereinabove recited, together with accrued interest to the date fixed for redemption.

                  SECTION 3.02. NOTICE OF REDEMPTION; SELECTION OF DEBENTURES. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a date for redemption and, in the case of any such redemption, it or, at its request, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Debentures so to be redeemed as a whole or in part at their last addresses as the same appear on the registry books of the Company. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

                  Each such notice of redemption shall specify the principal amount of each Debenture to be redeemed, the date faced for redemption, the redemption price at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. Such notice shall also state the current conversion price and the date on which the right to convert such Debentures or portions thereof into Common Stock will expire. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed. In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

                  On or prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money sufficient to redeem on the redemption date all the Debentures so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If any Debenture called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust. If fewer than all the Debentures are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than 45 days prior to the redemption date as to the aggregate principal amount of Debentures to be redeemed.

                  If fewer than all the Debentures are to he redeemed, the Trustee shall select, by lot, the Debentures or portions thereof (in multiples of $1,000) to be redeemed. If any Debenture selected for partial redemption is converted in part after such selection, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is converted as a whole or in part before the mailing or the notice of redemption.

                  Upon any redemption of less than all Debentures, the Company and the Trustee may treat as outstanding any Debentures surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

                  SECTION 3.03. PAYMENT OF DEBENTURES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Debentures or portions of Debentures with respect to which such notice has been given shall, unless theretofore converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such

Debentures at the redemption price, together with interest accrued to said date) interest on the Debentures or portions of Debentures so called for redemption shall cease to accrue and such Debentures shall cease after the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.05 and 13.04, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; PROVIDED, that any semi-annual payment of interest becoming due on a date fixed for redemption which is a regular interest payment date shall be payable to the holders of such Debentures registered as such on the relevant record date subject to the terms and provisions of Section 2.03 hereof.

                  Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

                  Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of optional redemption during the continuance of a default in payment of interest or premium on the Debentures or of any Event of Default. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Debenture and such Debenture shall remain convertible into Common Stock until the principal and premium, if any, shall have been paid or duly provided for.

                  SECTION 3.04. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment bankers or other purchasers to purchase such Debentures by paying to the Trustee in trust for the Debentureholders, on or before the close of business on the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to the date fixed for redemption, of such Debentures. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the redemption price of such Debentures, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Debentures not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article Fifteen hereof) surrendered by such purchasers for conversion, alt as of immediately prior to the close of business on the date fixed for redemption, subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Debentures. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Debentures between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses, including attorneys fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                  ARTICLE FOUR

                           SUBORDINATION OF DEBENTURES

                  SECTION 4.01. AGREEMENT OF SUBORDINATION. The Company covenants and agrees, and each holder of Debentures issued hereunder by his acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article Four and each Person holding any Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

                  All Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

                  No provision of this Article Four shall prevent the occurrence of any Default or Event of Default hereunder.

                  SECTION 4.02. PAYMENTS TO DEBENTUREHOLDERS. No payment shall be made by the Company on account of principal of (or premium, if any) or interest on the Debentures or on account of the purchase or other acquisition of Debentures, if there shall have occurred and be continuing (a) any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness with respect to Senior Indebtedness in an aggregate principal amount of at least $5,000,000, or (b) any other default with respect to any Senior Indebtedness permitting the acceleration thereof and such default is the subject of a judicial proceeding or the Company receives notice of such a default from the holders of an aggregate of not less than $5,000,000 aggregate principal amount of such Senior Indebtedness; PROVIDED, HOWEVER, that in the case of Senior Indebtedness issued pursuant to an indenture such notice may be validly given only by the trustee under such indenture), unless and until such default or event of default shall have been cured or waived or shall have ceased to exist; PROVIDED, HOWEVER. that the foregoing shall not prohibit payments made pursuant to Article Thirteen hereof from monies deposited with the Trustee pursuant thereto prior to such judicial proceeding or notice.

                  Upon any acceleration of the principal of the Debentures or any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in money or money's worth, or payment thereof provided for in accordance with its terms, before any payment is made on account of the principal of (and premium, if any) or interest on the Debentures (except payments made pursuant to Article Thirteen hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article Four, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Debentures or to the Trustee.

                  In the event that, notwithstanding the foregoing, any payment by or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Debentures before all Senior Indebtedness is paid in full in money or money's worth, or provision is made for such payment, and if a Responsible Officer of the Trustee or, as the case may be, such Debentureholder, shall have actual knowledge of such fact, then and in such event such payment or distribution shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all senior Indebtedness remaining unpaid to the extent necessary to pay all senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness (but subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred in this Article Four upon the Senior Indebtedness and the holders thereof with respect to Debentures or the holders thereof or the Trustee, by a lawful plan of reorganization or readjustment under applicable bankruptcy law).

                  The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Twelve hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 4.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Twelve hereof. Nothing in this Section 4.02 shall apply to claims of, or payments to, the Trustee pursuant to Section 8.06.

                  The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the obligations of the holders of the Debentures hereunder to the holders of Senior Indebtedness: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                  SECTION 4.03. SUBROGATION OF DEBENTURES. Subject to the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article Four, and no payments over pursuant to the provisions of this Article Four, to or for the benefit of the holders of Senior Indebtedness by holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Four are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  Nothing contained in this Article Four or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Four of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  Upon any payment or distribution of assets of the Company referred to in this Article Four, the Trustee, subject to the provisions of
Section 8.01, and the holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four.

                  SECTION 4.04. AUTHORIZATION BY DEBENTUREHOLDERS. Each holder of a Debenture by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate; as between the holder of the Debenture and the holders of Senior Indebtedness, the subordination provided in this Article Four and appoints the Trustee his attorney-in-fact for any and all such purposes.

                  SECTION 4.05. NOTICES TO TRUSTEE AND SENIOR INDEBTEDNESS HOLDERS. The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Four. Notwithstanding the provisions of this Article Four or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Four, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any representative or trustee thereof PROVIDED, HOWEVER, that in the case of Senior Indebtedness issued pursuant to an indenture such notice may be validly given only by the trustee under such indenture); and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received at least three Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture) with respect to such monies the notice provided for in this Section 4.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; PROVIDED, HOWEVER, that the immediately preceding proviso shall not apply to any notice provided for in this Section 4.05 in the event such notice is received and acknowledged by a Responsible Officer or the Trustee at least one Business Day prior to such date.

                  Notwithstanding anything to the contrary hereinbefore set forth, nothing shall prevent any payment by the Company or the Trustee to the Debentureholders of monies in connection with a redemption of Debentures if (i) notice of such redemption had been given pursuant to Article Three or Section
13.01 hereof prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the redemption date; PROVIDED that the provisions of this paragraph shall not operate as a waiver of the provisions of Section 4.02 with respect to any such monies returned to the Company upon, and as a result of a determination by a court of competent jurisdiction that the payment of such monies to the Debentureholders constituted (or would constitute) a preference under applicable United States bankruptcy law.

                  The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a representative of or trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Four, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Four, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending Judicial determination as to the right of such Person to receive such payment.

                  The Company agrees that if any default shall occur with respect to any Senior Indebtedness, which default permits the holders of such Senior Indebtedness to accelerate the maturity thereof, the Company will give prompt notice in writing of such happening to all known holders of Senior Indebtedness and shall certify to each such holder the name of the Trustee and current notice address.

                  SECTION 4.06. TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Four in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 8.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Four, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Indebtedness, but shall have only such obligations to such holders as are expressly set forth in this Article Four.

                  SECTION 4.07. NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder or any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company (including by way of an amendment to the provisions or this Article Four) or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  SECTION 4.08. ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Four (except in Section 4.04) shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article Four in addition to or in place of the Trustee; PROVIDED, HOWEVER, that this Section shall not apply to the Company or any affiliate of the Company if it or such affiliate acts as paying agent.

                                  ARTICLE FIVE

                       PARTICULAR COVENANTS OF THE COMPANY

                  SECTION 5.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures. Each installment of interest on the

Debentures may be paid by mailing checks for the interest payable to or upon the written order of the holders of Debentures entitled thereto as they shall appear on the registry books of the Company.

                  SECTION 5.02. OFFICES FOR NOTICES AND PAYMENTS, ETC. So long as any of the Debentures remain outstanding, the Company will maintain, at its option, in Honolulu, Hawaii or New York, New York, an office or agency where the Debentures may be presented for payment, and an office or agency where the Debentures may be presented for registration of transfer and for exchange and conversion as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Debentures or of this Indenture may be served. The Company will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. If the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof; presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee at the Corporate Trust Office of the Trustee as its agent to receive all such presentations, demands and notices.

                  SECTION 5.03. APPOINTMENTS TO FILL VACANCIES IN TRUSTEES OFFICE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

                  SECTION 5.04. PROVISION AS TO PAYING AGENT.

                           (a) If the Company shall appoint a paying agent other
than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

                           (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

                           (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of and premium, if any, or interest on the Debentures when the same shall be due and payable; and

                           (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

                  The Company shall, before each due date of the principal or premium, if any, or interest on the Debentures, deposit with the paying agent a sum sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

                           (b) If the Company shall act as its own paying agent,
it will, on or before each due date of the principal or premium, if any, or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Debentures) to make any payment of the principal of, premium, if any, or interest on the Debentures when the same shall become due and payable.

                           (c) Anything in this Section 5.04 to the contrary
notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.04 such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such money.

                           (d) Anything in this Section 5.04 to the contrary
notwithstanding, the agreement to hold sums in trust as provided in this Section
5.04 is subject to Sections 13.03 and 13.04.

                  SECTION 5.05. CORPORATE EXISTENCE. Subject to Article Twelve, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises.

                  SECTION 5.06. INVESTMENT COMPANY STATUS. The Company will not register as, or conduct its business or take any action which shall cause it to become or be deemed to be, an "Investment Company" as defined under the Investment Company Act of 1940, as amended.

                  SECTION 5.07. MAINTENANCE OF PROPERTIES. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 5.07 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Debentureholders.

                  SECTION 5.08. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                                   ARTICLE SIX

                     DEBENTUREHOLDERS' LISTS AND REPORTS BY
                           THE COMPANY AND THE TRUSTEE

                  SECTION 6.01. DEBENTUREHOLDERS' LISTS. The Company covenants and agrees that it will furnish or cause to be finished to the Trustee, semiannually, not more than 15 days after each January 1 and July 1 in each year beginning with July 1, 1993, and at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debentures as of a date not more than fifteen days prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Debenture registrar.

                  SECTION 6.02. PRESERVATION AND DISCLOSURE OF LISTS.

                           (a) The Trustee shall preserve, in as current a form
as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Debenture registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

                           (b) In case three or more holders of Debentures
(hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

                           (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, or

                           (2) inform such applicants as to the approximate number of holders of Debentures whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, and as to the approximate cost of mailing to such Debentureholders the form of proxy or other communication, if any, specified in such application.

                  If the Trustee shall elect (2) and not (1) above, the Trustee shall, upon the written request of such applicants, mail to each Debentureholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02 a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Debentures or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Debentureholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                           (c) Each and every holder of the Debentures, by
receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor the Debenture registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of subsection (b) of this Section 6.02, regardless of the source from which such information was derived, and that the Trustee shah not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

                  SECTION 6.03. REPORTS BY THE COMPANY.

                           (a) The Company covenants and agrees to file with the
Trustee, within ten days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act or 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

                           (b) The Company covenants and agrees to file with the
Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants conforming to the requirements of
Section 314 a of the Trust Indenture Act, as to compliance with the conditions and covenants, compliance with which is subject to verification by accountants, but no such certificate or opinion shall be required as to any matter specified in clauses (A), (B), or (C) of Section 314(c)(3) of the Trust Indenture Act.

                           (c) The Company covenants and agrees to transmit by
mail to all holders of Debentures, as the names and addresses of such holders appear upon the registry books of the Company (and to any other holders as may be required pursuant to Section 313(c) of the Trust

Indenture Act of 1939), within thirty days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 6.03 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

                           (d) The Company covenants and agrees to file with the
Trustee within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under the Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture. Such Certificate shall be in compliance with Section 16.05.

                  SECTION 6.04. REPORTS BY THE TRUSTEE.

                           (a) On or before December 1, 1993, and on or before
December 1, in every year thereafter, so long as any Debentures are outstanding hereunder, the Trustee shall transmit to the Debentureholders and the Company, as hereinafter in this Section 6.04 provided, a brief report dated as of the preceding November 1 with respect to any of the following events which may have occurred during the previous 12 months (or shorter period, in the case of the first such report) (but if no such event has occurred within such period, no report need be transmitted):

                           (1) any change in its eligibility under Section 8.09, and its qualification under Section 8.08;

                           (2) the existence of any "conflicting interest" under
         Section 3.10(b) of the Trust Indenture Act of 1939;

                           (3) the character and amount of advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to state such advances if such advances so remaining unpaid aggregate not more than one-half of one percent of the principal amount of the Debentures outstanding on the date of such report;

                           (4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debentures) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4) or (6) of subsection (b) of Section 8.13;

                           (5) any change to the property and funds, if any, physically in the possession of the Trustee, as such, on the date of such report;

                           (6) any additional issue of Debentures which the Trustee has not previously reported; and

                           (7) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Debentures, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of
         Section 7.08.

                           (b) The Trustee shall transmit to the
Debentureholders, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such), since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 6.04 (or, if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Debentures on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, if such advances remaining unpaid at any time aggregate more than ten percent of the principal amount of Debentures outstanding at such time, such report to be transmitted within ninety days after such time.

                           (c) Reports pursuant to this Section 6.04 shall be
transmitted by mail to all holders of Debentures as the names and addresses of such holders appear upon the registry books of the Company. The Trustee shall also comply with Sections 313(c)(2) and 313(c)(3) of the Trust Indenture Act of 1939.

                           (d) A copy of each such report shall, at the time of
such transmission to Debentureholders, be filed by the Trustee with each stock exchange upon which the Debentures are listed and also with the Securities and Exchange Commission and the Company. The Company will notify the Trustee when and as the Debentures become listed on any stock exchange.

                  SECTION 6.05. USURY LAWS. The Company covenants and agrees:
(i) not to insist upon, or plead, or in any manner whatsoever claim the benefit or the advantage of the usury law of any jurisdiction against the Trustee or the Debentureholders in connection with any claim, action or proceeding which may be brought by the Trustee or the Debentureholders in order to enforce any right or remedy under this Indenture; and (ii) to resist any and all efforts to compel the Company to claim the benefit or the advantage of the usury law of any jurisdiction against the Trustee or the Debentureholders in connection with any clean, action or proceeding which may be brought by the Trustee or the Debentureholders in order to enforce any right or remedy under this Indenture.

                                  ARTICLE SEVEN

                  REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                             ON AN EVENT OF DEFAULT

                  SECTION 7.01. EVENTS OF DEFAULT. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                           (a) default in the payment of any installment of
interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or

                           (b) default in the payment of the principal of and
premium, if any, on any of the Debentures as and when the same shall become due and payable either at maturity or in connection with any redemption, by declaration or otherwise; or

                           (c) failure on the part of the Company duly to
observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) continued for a period of forty-five days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least twenty five percent in aggregate principal amount of the Debentures at the time outstanding; or

                           (d) a default under any bond, debenture, note or
other evidence of indebtedness for money borrowed by the Company or any of its Subsidiaries or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of such indebtedness in an amount exceeding $5,000,000 when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness in an amount exceeding $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Debentures a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                           (e) the Company shall commence a voluntary case or
other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

                           (f) an involuntary case or other proceeding shall be
commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety consecutive days; or

                           (g) a default in the payment of the Repurchase Price
(as defined in Section 16.01) in respect of any Debenture on the Repurchase Date (as defined in Section 16.01) therefor in accordance with the provisions of Article Sixteen.

THEN and in each and every such case, unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of all the Debentures and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. This provision, however, is subject to the condition that if at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures and the principal of and premium, if any, on any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.06, and if any and all Events of Default under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on Debentures which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.07--then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

                  In case the Trustee shall have proceeded to enforce any eight under this Indenture and such proceeding shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Debentures and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Debentures and the Trustee shall continue as though no such proceeding had been taken.

                  SECTION 7.02. PAYMENTS OF DEBENTURES ON DEFAULT; SUIT THEREFOR. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty days or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption, by declaration or otherwise--THEN, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Debentures to the registered holders, whether or not the Debentures are overdue.

                  In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

                  In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the malting of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for compensation, expenses, advances and disbursements including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Debentureholder any plan of reorganization or arrangement, affecting the Debentures or the rights of any Debentureholder, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

                  All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures.

                  In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

                  SECTION 7.03. APPLICATION OF MONIES COLLECTED BY TRUSTEE. Any monies collected by the Trustee pursuant to this Article Seven shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

                           FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

                           SECOND: Subject to the provisions of Article Four, in case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Debentures, such payments to be made ratably to the persons entitled thereto;

                           THIRD: Subject to the provisions of Article Four, in case the principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Debentures for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Debentures; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest;

                           FOURTH: Subject to the provisions of Article Four, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

                  SECTION 7.04. PROCEEDINGS BY DEBENTUREHOLDER. No holder of any Debenture shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Notwithstanding any other provisions of this Indenture and any provision of any Debenture, however, the right of any holder of any Debenture to receive payment of the principal of and premium, if any, and interest on such Debenture, on or after the respective due dates expressed in such Debenture or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

                  Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of either the Trustee or the holder of any other Debenture, in his own behalf and for his own benefit may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.

                  SECTION 7.05. PROCEEDINGS BY TRUSTEE. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                  SECTION 7.06. REMEDIES CUMULATIVE AND CONTINUING. Except as provided in Section 2.06, all powers and remedies given by this Article Seven to the Trustee or to the Debentureholders shall to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

                  SECTION 7.07. DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF DEBENTUREHOLDERS. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; PROVIDED, HOWEVER, that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed could involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal on the Debentures, (ii) a failure by the Company to convert any Debentures into Common Stock or (iii) a default in respect of a covenant or provision hereof which under Article Eleven cannot be modified or amended without the consent of the holders of all Debentures then outstanding. Upon any such waiver the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  SECTION 7.08. NOTICE OF DEFAULTS. The Trustee shall, within ninety days after the occurrence of a Default, mail to all Debentureholders, as the names and addresses of such holders appear upon the registry books of the Company, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and PROVIDED that, except in the case of default in the payment of the principal of or premium, if any, or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Debentureholders.

                  SECTION 7.09. UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent in principal amount or the Debentures outstanding, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article Fifteen hereof.

                                  ARTICLE EIGHT

                             CONCERNING THE TRUSTEE

                  SECTION 8.01. DUTIES AND RESPONSIBILITIES OF TRUSTEE. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                           (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                           (b) the Trustee shall not be liable for any error of
judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                           (c) the Trustee shall not be liable with respect to
any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                           (d) whether or not therein provided, every provision
of this Indenture relating to the conduct or affecting the liability of or affording protection to, the Trustee shall be subject to the provisions of this Section.

                  None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  SECTION 8.02. RELIANCE ON DOCUMENTS, OPINIONS, ETC. Except as otherwise provided in Section 8.01:

                           (a) the Trustee may rely and shall be protected in
acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (b) any request, direction, order or demand of the
Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

                           (c) the Trustee may, at the Company's cost and
expense, consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                           (d) the Trustee shall be under no obligation to
exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                           (e) the Trustee shall not be liable for any action
taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                           (f) prior to the occurrence of an Event of Default
hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Debentures then outstanding; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

                           (g) the Trustee may execute any of the trusts or
powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

                  SECTION 8.03. NO RESPONSIBILITY FOR RECITALS, ETC. The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as for the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

                  SECTION 8.04. TRUSTEE, PAYING AGENTS, CONVERSION AGENTS OR REGISTRAR MAY OWN DEBENTURES. The Trustee, any paying agent, any conversion agent or Debenture registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, conversion agent or, Debenture registrar.

                  SECTION 8.05. MONIES TO BE HELD IN TRUST. Subject to the provisions of Section 13.04, all monies received by the Trustee hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to by the Trustee. So long as no Event of Default shall have occurred or be continuing, all interest allowed on any such movies shall be paid from time to time upon the written order of the Company signed by the Chairman of the Board of Directors, the President, the Chief Executive Officer, a Vice President, the Treasurer or an Assistant Treasurer of the Company.

                  SECTION 8.06. COMPENSATION AND EXPENSES OF TRUSTEE. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust or the exercise of performance of any of the Trustee's dowers or duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trusty and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

                  SECTION 8.07. OFFICERS' CERTIFICATE AS EVIDENCE. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shay be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

                  SECTION 8.08. CONFLICTING INTEREST OF TRUSTEE. If the Trustee has or shall acquire any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act of 1939, then, within ninety days after ascertaining that it has such conflicting interest and if the Default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such ninety-day period, it shall either eliminate such conflicting interest or resign in the manner and with the effect specified in such Section 310(b). In the event that the Trustee shall fail to comply with the provisions of the immediately preceding sentence of this Section 8.08, the Trustee shall, within 10 days after the expiration of such ninety-day period, transmit notice of such failure to the Debentureholders in the mariner and to the extent provided in Section 313(c) of the Trust Indenture Act.

                  SECTION 8.09. ELIGIBILITY OF TRUSTEE. The Trustee hereunder shall at all times be a corporation organized and doing business under the taws of the United States or any State or Territory thereof or of the District of Columbia (or other corporation or person permitted to act as trustee by the Securities and Exchange Commission pursuant to the Trust Indenture Act of 1939) authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least three million dollars subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10. Neither the Company nor any other obligor on the Debentures or person directly or indirectly controlling, controlled by, or under common control with the Company or such other obligor shall serve as Trustee.

                  SECTION 8.10. RESIGNATION OR REMOVAL OF TRUSTEE.

                           (a) The Trustee may at any time resign by giving
written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty days after the date such notice of resignation is given to the Company, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                           (b) In case at any time any of the following shall occur:

                           (1) the Trustee shall fail to comply with the provisions of Section 8.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months, or

                           (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder, or

                           (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, and, in the case of the occurrence of an event described in paragraph (11) of this subsection (b), unless the Trustee's duty to resign is stayed as provided in Section 8.08, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                           (c) The holders of a majority in aggregate principal
amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Debentureholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 8.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

                           (d) Any resignation or removal of the Trustee and
appointment of a successor trustee pursuant to any of the provisions of this
Section 8.10 shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 8.11.

                  SECTION 8.11. ACCEPTANCE BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act, Upon request of any such successor trustee, the Company shall execute any and all instruments in wasting for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 8.06.

                  No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

                  Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company and the fonder trustee shay mail notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the registry books of the Company. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee,, the successor trustee shall cause such notice to be mailed at the expense of the Company.

                  SECTION 8.12. SUCCESSION BY MERGE, ETC. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the trust business of the Trustee, shall be the successor to the Trustee hereunder provided such corporation shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09 without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                  In case at the time such successor to the Trustee shall succeed to the dusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shay have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have; vide however. that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  SECTION 8.13. LIMITATION ON RIGHTS OF TRUSTEE AS CREDITOR.

                           (a) Subject to the provisions of subsection (b) of
this Section 8.13, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection (c) of this Section 8.13, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Debentures and the holders of other indenture securities (as defined in paragraph (2) of subsection (c) of this Section 8.13):

                           (1) an amount dual to any and all reductions in the amount due and owing upon any claim a-s such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                           (2) all property received `by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, SUBJECT, HOWEVER, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

    Nothing herein contained, however, shall affect the right of the Trustee:

                           (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third parson, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law;

                           (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

                           (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this Section 8,13, would occur within three months; or

                           (D) to receive payment on any claim referred to in paragraph (8) or (C), against the release of any property held as security for such claim as provided m such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

                  For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

                  If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Debentureholders and the holders of other indenture securities m such manner that the Trustee, the Debentureholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to respective claims of the Trustee, the Debentureholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, whether such distribution is made in cash securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for organization is pending shall have jurisdiction (i) to apportion among the Trustee, the Debentureholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration m determining the fairness of the distributions to be made to the Trustee, the Debentureholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

                  Any Trustee who has resigned or been removed after the beginning of such three-month period shall be subject to the provisions or this subsection (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist;

                  (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three-month period; and

                  (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

                           (b) There shall be excluded from the operation of
subsection (a) of this Section 8.13 a creditor relationship arising from:

                           (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                           (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance arid of the circumstances surrounding the making thereof is given to the Debentureholders at the time and in the manner provided in Section
         6.04 with respect to reports pursuant to subsections (a) and (b) thereof, respectively;

                           (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                           (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection
         (c) of this Section 8.13;

                           (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                           (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section 8.13.

                           (c) As used in this Section 8.13:

                           (1) the term "default" shall mean any failure to make payment in full of the principal of or interest upon any of the Debentures or upon the other indenture securities when and as such principal or interest becomes due and payable;

                           (2) the tern "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of subsection (a) of this
         Section 8.13 and (C) under which a default exists at the time of the apportionment or the funds and property held in said special account;

                           (3) the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                           (4) the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing tide to, possession of, or lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; PROVIDED that the security is received by the Trustee simultaneously with the creation of a creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

                           (5) the term "Company" shall mean any obligor upon the Debentures.

                  SECTION 8.14. WITHHOLDINGS. The Trustee and any other paying agent shall be entitled to withhold from all payments of principal of (and premium, if any) and interest on the Debentures any amounts required to be withheld under the applicable provisions of the Federal income tax laws of the United States at the time of such payments. If the Company or any Debentureholder shay furnish to the Trustee and any other paying agent (i) an Opinion of Counsel to the effect that no withholding is required under the applicable provisions of the Federal income tax law of the United States and
(ii) an indemnity agreement reasonably satisfactory to the Trustee and any other paying agent, neither the Trustee nor such other paying agent shall withhold any amounts from such payments.

                                  ARTICLE NINE

                         CONCERNING THE DEBENTUREHOLDERS

                  SECTION 9.01. ACTION BY DEBENTUREHOLDERS. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the taking of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debenture, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than 15 days prior to the date of commencement of solicitation of such action.

                  SECTION 9.02. PROOF OF EXECUTION BY DEBENTUREHOLDERS. Subject to the provisions, of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Debentureholder or his agent or proxy shat! be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture registrar.

                  The record of any Debentureholders' meeting shall be proved in the manner provided in Section 10.06.

                  SECTION 9.03. WHO ARE DEEMED ABSOLUTE OWNERS. The Company, the Trustee, any paying agent, any conversion agent and any Debenture registrar may deem the person in whose name such Debenture shall be registered upon the boobs of the Company to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trusty nor any paying agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

                  SECTION 9.04. COMPANY-OWNED DEBENTURES DISREGARDED. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; PROVIDED that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Debentures which a Responsible Officer knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are outstanding for the purpose of any such determinations.

                  SECTION 9.05. REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

                                   ARTICLE TEN

                           DEBENTUREHOLDERS' MEETINGS

                  SECTION 10.01. PURPOSES OF MEETINGS. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                           (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article Seven;

                           (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Eight;

                           (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

                           (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

                  SECTION 10.02. CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Debentureholders to take any action specified in
Section 10.01, to be held at such time and at such place in Honolulu, Hawaii or New York, New York as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of Debentures at their addresses as they shall appear on the registry books of the Company. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty nor more than ninety days prior to the date fixed for the meeting.

                  Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

                  SECTION 10.03. CALL OF MEETINGS BY COMPANY OR DEBENTUREHOLDERS. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty days after receipt of such request, then the Company or such Debentureholders may determine the time and the place in Honolulu, Hawaii or New York, New York for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

                  SECTION 10.04. QUALIFICATIONS FOR VOTING. To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

                  SECTION 10.05. REGULATIONS. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

                  The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 10.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

                  Subject to the provisions of Section 9.04, at any meeting each Debentureholder or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

                  SECTION 10.06. VOTING. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                  SECTION 10.07. NO DELAY OF RIGHTS BY MEETING. Nothing in this Article Ten contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.
                                 ARTICLE ELEVEN

                             SUPPLEMENTAL INDENTURES

                  SECTION 11.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF DEBENTUREHOLDERS. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                           (a) to make provision with respect to the conversion
rights of the holders of Debentures pursuant to the requirements of Section
15.06;

                           (b) subject to Article Four, to convey, transfer,
assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets;

                           (c) to evidence the succession of another corporation
to the Company, or successive successions, and the assumption bar the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Twelve hereof;

                           (d) to add to the covenants of the Company such
further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; PROVIDED, HOWEVER, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                           (e) to provide for the issuance under this Indenture
of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose;

                           (f) to cure any ambiguity or to correct or supplement
any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the holders of the Debentures;

                           (g) to evidence and provide for the acceptance of
appointment hereunder by a successor Trustee with respect to the Debentures; or

                           (h) to modify, eliminate or add to the provisions of
this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act of 1939, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939 as in effect at the date as of which this instrument was executed or any corresponding provisions provided for in any similar federal statute hereafter enacted.

                  The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  The Trustee may request an Opinion of Counsel to be delivered by the Company to the Trustee stating that such supplemental indenture conforms in all respects with the terms of the Trust Indenture Act of 1939 and with this Article Eleven.

                  Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 11.02.

                  SECTION 11.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF DEBENTUREHOLDERS. With the consent (evidenced as provided in Article Nine) of the holders of a majority of the principal amount of the Debentures at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indenture supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Debentureholder to institute suit for the payment thereof; or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debentures, or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Debentureholders, or impair the right to convert the Debentures into Common Stock subject to the terms set forth herein, including Section 15.06, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental .indenture, without the consent of the holders of all Debentures then outstanding.

                  Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Debentureholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                  SECTION 11.03. COMPLIANCE WITH TRUST INDENTURE ACT; EFFECT OF SUPPLEMENTAL INDENTURES. Any supplemental indenture executed pursuant to the provisions of this Article Eleven shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  SECTION 11.04. NOTATION ON DEBENTURES. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this indenture contained in any such supplemental indenture may be prepared and executed by the Company, at the Company's expense, authenticated by the Trustee and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.

                  SECTION 11.05. EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TRUSTEE. The Trustee, subject to the provisions of Sections 8.01 and 8.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Eleven.

                                 ARTICLE TWELVE

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

                  SECTION 12.01. COMPANY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                           (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debentures and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 15.06; and

                           (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

                  SECTION 12.02. SUCCESSOR CORPORATION TO BE SUBSTITUTED. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Schuler Homes, Inc. any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article Twelve may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

                  In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

                  SECTION 12.03. OPINION OF COUNSEL TO BE GIVEN TRUSTEE. The Trustee, subject to Sections 8.01 and 8.02, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article Twelve.

                                ARTICLE THIRTEEN

                     SATISFACTION AND DISCHARGE OF INDENTURE

                  SECTION 13.01. DISCHARGE OF INDENTURE. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore cancelled, or (b) all the Debentures not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Debentures (other than any Debentures which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore cancelled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures, (ii) rights hereunder of Debentureholders to receive payments of principal of and premium, if any, and interest on, the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 16.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

                  SECTION 13.02. DEPOSITED MONIES TO BE HELD IN TRUST BY TRUSTEE. Subject to Article Four and Section 13.04, all monies deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.
                  SECTION 13.03. PAYING AGENT TO RELAY MONIES HELD. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Debentures (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

                  SECTION 13.04. RETURN OF UNCLAIMED MONIES. Any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of, premium, if any, or interest on such Debentures, as the case may be, shall have become due and payable, shaft be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment which such holder may be entitled to collect.

                                ARTICLE FOURTEEN

                IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                                  AND DIRECTORS

                  SECTION 14.01. INDENTURE AND DEBENTURES SOLELY CORPORATE OBLIGATIONS. No recourse for the payment of the principal of or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof; and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of and as a consideration for, the execution of this Indenture and the issue of the Debentures.

                                 ARTICLE FIFTEEN

                            CONVERSION OF DEBENTURES

                  SECTION 15.01. RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Indenture, the holder of any Debenture shall have the right, at his option, at any time on or before the close of business on January 15, 2003 (except that, with respect to any Debenture or portion of a Debenture which shall be called for redemption or delivered for repurchase, such right shall terminate, except as provided in the third paragraph of Section 15.02, at the close of business on the date fixed for redemption of such Debenture or portion of a Debenture or the second trading day preceding the Repurchase Date (as defined in Article Sixteen), as the case may be, unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Debenture, or any portion of such principal amount which is $1,000 or a multiple thereby into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the conversion price in effect at such time, by surrender of the Debenture so to be converted in whole or in part in the manner provided in Section 15.02. A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted his Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article Fifteen.

                  SECTION 15.02. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. In order to exercise the conversion privilege, the holder of any Debenture to be converted in whole or in part shall surrender such Debenture, duly endorsed, at an office or agency maintained by the Company pursuant to Section 5.02, accompanied by the funds, if any, required by the last paragraph of this Section, and shall give written notice of conversion in the form provided on the Debentures (or such other notice which is acceptable to the Company) to the Company at such office or agency that the holder elects to convert such Debenture or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 15.07. Each Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Debenture, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

                  As promptly as practicable after the surrender of such Debenture and the receipt of such notice and funds, if any, as aforesaid, the Company shall issue and shall deliver at such office or agency to such holder, or on his written order, a certificate or certificates for the number of full shares issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 15.03. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Debenture so surrendered, without charge to him, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

                  Each conversion shall be deemed to have been effected on the date on which such Debenture shall have been surrendered (accompanied by the funds, if any, required by the last paragraph of this Section) and such notice shall have been received by the Company, as aforesaid, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the conversion price in effect on the date upon which such Debenture shall have been surrendered.

                  Any Debenture or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the opening of business on such interest payment date shall (unless such Debenture or portion thereof being converted shall have been called for redemption on a date in such period) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; PROVIDED, HOWEVER, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Debentures. An amount equal to such payment shall be paid by the Company on such interest payment date to the holder of such Debenture at the close of business on such record date; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest on such interest payment date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section, no adjustment shall be made for interest accrued on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article. In the event that any Debenture or portion thereof which has been called for redemption on a date during the period from the close of business on the record date for any interest payment date to the opening of business on such interest payment date is surrendered for conversion during such period, interest shall be payable to the holder of such Debenture on account of such Debenture or portion thereof.

                  SECTION 15.03. CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the Closing Price on the first day (which is not a Legal Holiday as defined in Section 17.06) immediately preceding the day on which the Debentures (or specified portions thereof) are deemed to have been converted and such Closing Price shall be determined as provided in subsection (f) of Section 15.05.

                  SECTION 15.04. CONVERSION PRICE. The conversion price shall be as specified in the form of Debenture hereinabove set forth, subject to adjustment as provided in this Article.

                  SECTION 15.05. ADJUSTMENT OF CONVERSION PRICE. The conversion price shall be adjusted from time to time by the Company as follows:

                           (a) In case the Company shall (i) pay a dividend, or
make a distribution, in shares of its Common Stock, on its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares or (iii) combine its outstanding Common Stock into a smaller number of shares, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had such Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection
(a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination. .

                           (b) In case the Company shall issue rights or
warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the current market price per share of Common Stock (as determined in accordance with subsection (f) below) at the record date for the determination of stockholders entitled to receive such rights or warrants, except as provided in subsection (f) below, the conversion price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price (determined by multiplying the total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by the current market price), and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. Except as provided in subsection (f) below in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company whose determination shall be conclusive and described in a certificate filed with the Trustee. Upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the conversion price pursuant to this subsection (b), if any such right or warrant shall expire and shall not have been exercised, the conversion price shall immediately upon such expiration be recomputed to the conversion price which would have been in effect had the adjustment of the conversion price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                           (c) In case the Company shall distribute to all
holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) above), then, except as provided in subsection (f) below, in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subsection (f) below) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the market price per share (as defined in subsection (f) below) of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution, except as provided in subsection (f) below.

                           (d) In case the Company shall, by dividend or
otherwise, distribute to all holders of its Common Stock cash in an aggregate amount that, combined together with (1) the aggregate amount of any other distributions to alt holders of its Common Mock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (d) has been made and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (e) of this Section has been made, exceeds 10% of the product of the current market price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on such date for determination.

                           (e) In case a tender offer made by the Company or any
Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended at the time of the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph
(e) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (d) of this Section has been made, exceeds 10% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (f) of this Section) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of
(I) the current market price per share of the Common Stock (determined as provided in paragraph (f) of this Section) on the date of the Expiration Time and (H) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph (f) of this Section) as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

                           (f) For the purpose of any computation under
paragraphs (b), (c), (d) and (e) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than twenty Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The "Closing Price" for each Trading Day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations system ("NASDAQ") National Market System ("NASDAQ/NMS") or, if not listed or admitted to trading on NASDAQ/NMS, on NASDAQ, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or NASDAQ/NMS or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the teen "`ex' date," when used with respect to any issuance of distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

                           (g) No adjustment in the conversion price shall be
required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Fifteen shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Section 15.05 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the conversion price, in addition to those required by this Section 15.05, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                           (h) Whenever the conversion price is adjusted as
herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of much certificate, the Company shall prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price and the date on which such adjustment becomes effective and shall mail or cause to be mailed such notice of such adjustment of the conversion price to the holder of each Debenture at his last address appearing on the Debenture register provided for in Section 2.05 of the Indenture.

                           (i) In any case in which this Section 15.05 provides
that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.03.

                  SECTION 15.06. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock shall occur, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act of 1939 as in force at the date of execution of such supplemental indenture) providing that each Debenture shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at his address appearing on the Debenture register provided for in Section 2.05 of this Indenture.

                  The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                  SECTION 15.07. TAXES ON SHARES ISSUED. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock is any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 15.08. RESERVATION OF SHARES; SHARES TO BE FULLY PAID:
COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK. The Company shall use its best efforts to provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

                  Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted conversion price.

                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                  The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                  The Company further covenants that if at any time Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Debentures.

                  SECTION 15.09. RESPONSIBILITY OF TRUSTEE. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Debentures to determine whether any facts exist which may require any adjustment of the conversion price or other adjustment or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 8.01, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or properly or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                  SECTION 15.10. NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS. In case:

                           (a) the Company shall declare a dividend (or any
other distribution) on its Common Stock (other than in cash out of retained earnings); or

                           (b) the Company shall authorize the granting to the
holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                           (c) of any reclassification of the Common Stock of
the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                           (d) of the voluntary or involuntary dissolution,
liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at his address appearing on the Debenture register, provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occurring and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their

Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                                 ARTICLE SIXTEEN

                     REPURCHASE OF SECURITIES AT THE OPTION
                         OF THE HOLDER UPON A RISK EVENT

                  SECTION 16.01. RIGHT TO REQUIRE PURCHASE. In the event that a Risk Event (as hereinafter defined) shall occur, each holder shall have the right, at the holders option, to require the Company to repurchase, and upon the exercise of such right of the Company shall repurchase, all of such holder's Debentures, or any portion of the principal amount thereof that is an integral multiple of $1,000 on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 16.02) at a purchase price equal to 100% of the principal amount of the Debentures to be repurchased (the "Repurchase Price"), together in each case with accrued interest to the Repurchase Date. Such right to require the repurchase of the Debentures shall not continue after a discharge of the Company from its obligations with respect to the Debentures in accordance with Article Thirteen, unless a Risk Event shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash, or, except as otherwise provided in
Section 16.02(g), by delivery of Common Stock having a fair market value equal to the Repurchase Price; PROVIDED that payment may not be made in Common Stock unless at the time of payment such stock is listed on a national securities exchange or quoted on the NASDAQ/NMS. For purposes of this Section, the fair market value of Common Stock shall be equal to 95% of the average of the Quoted Prices (as hereinafter defined in Section 16.03) for the five consecutive trading days ending on and including the third trading day immediately preceding the Repurchase Date.

                  SECTION 16.02. NOTICE; METHOD OF EXERCISING REPURCHASE RIGHT. ETC.

                           (a) Unless the Company shall have theretofore called
for redemption all outstanding Debentures, on or before the 30th day after the occurrence of a Risk Event, the Company or, at the request of the Company, the Trustee, shall mail to all Debentureholders a notice (the "Company Notice") of the occurrence of the Risk Event and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee and cause a copy of such notice of a repurchase right, or a summary of the information contained therein, to be published in a newspaper of general circulation in the Borough of Manhattan, the City of New York and Honolulu, Hawaii.

                  Each notice of a repurchase right shall state:

                           (1) the Repurchase Date;

                           (2) the date by which the repurchase right must be exercised;

                           (3) the Repurchase Price;

                           (4) a description of the procedure which a holder must follow to exercise a repurchase right; and

                           (5) a conversion price then in effect, the date on which the right to convert the principal amount of the Debentures to be repurchased will terminate and the place or places where such Debentures may be surrendered for conversion.

                  In addition, at least two Business Days preceding the Repurchase Date, the Company shall cause to be published, in a newspaper of general circulation in the Borough of Manhattan, the City of New York, and Honolulu, Hawaii, a notice specifying whether the Repurchase Price will be payable in cash or in Common Stock.

                  No failure of the Company to give the foregoing notices or defect therein shall limit any holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Debentures.

                           (b) To exercise a repurchase right, a holder shall
deliver to the Trustee on or before the 30th day after the date of the Company Notice (i) written notice of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of the Debentures to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in Common Stock, the name or names with addresses in which the certificate or certificates for Common Stock shall be issued, and (ii) the Debentures with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable, except that the right of the holder to convert the Debentures with respect to which the repurchase right is being exercised shall continue until the close of business on the second trading day preceding the Repurchase Date.

                           (c) In the event a repurchase right shall be
exercised in accordance with the terms hereby the Company shall pay or cause to be paid the Repurchase Price at the Company's option in cash or Common Stock, as provided above, to the holder on the Repurchase Date (or, if Common Stock is to be paid) as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Debentures as to which the repurchase right has been exercised; PROVIDED, however, that in the case of any Debentures delivered for repurchase on a Repurchase Date between a record date and the next succeeding interest payment date, no interest shall be paid on such Repurchase Date, but shall instead be payable to the holders of such Debentures registered as such on the relevant record date subject to the terms and provisions of Section 2.03 hereof.

                           (d) Any issuance of Common Stock in respect of the
Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose dame or names any certificate or certificates for Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distribution on any Common Stock issued upon repurchase of any Debenture.

                           (e) No fractions of shares or scrip representing
fractions of shares shall be issued upon repurchase of Debentures. If more than one Debenture shall be repurchased from the same holder and the Repurchase Price shall be payable in Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Debentures so repurchased. Instead of any fractional Common Stock which would otherwise be issuable on the repurchase of any Debenture or Debentures, the Company will deliver to the applicable holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of Common Stock is the Quoted Price of the Common Stock on the last trading day prior to the Repurchase Date.

                           (f) Any issuance and delivery of certificates for
Common Stock on repurchase of Debentures shall be made without charge to the holder of Debentures being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the holder or (ii) any transfer involved in the issuance or delivery of certificates for Common Stock in a name other than that of the holder of the Debentures being repurchased, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

                           (g) If any Common Stock to be issued upon repurchase
of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon repurchase, the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, PROVIDED, HOWEVER, that nothing in this Section shall be deemed to affect in any way the obligations of the Company to repurchase debentures as provided in this Article and if such registration is not completed or does not become effective or such approval is not obtained prior to the Repurchase Date, the Repurchase Price shall be paid in cash.

                           (h) The Company covenants that all Common Stock which
may be issued upon repurchase of Debentures will upon issue be duly and validly issued and fully paid and nonassessable.

                           (i) If any Debenture surrendered for repurchase shall
not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate borne by the Debenture and each Debenture shall remain convertible into Common Stock until the principal of such Debenture shall have been paid or duly provided for.

                           (j) Any Debenture which is to be repurchased only in
part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

                  SECTION 16.03. CERTAIN DEFINITIONS.

                  For purposes of this Article:

                           (a) the term "beneficial owner" shall be determined
in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended;

                           (b) the term "Capital Stock" shall mean capital stock
of the Company that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, to shares of capital stock of any other class of the Company;

                           (c) The term "Person" shall include any syndicate or
group which would be deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect on the date of the original execution of this Indenture;

                           (d) the term "Quoted Price" of the Common Stock shall
mean the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the NASDAQ/NMS as reported by NASDAQ, or, if the Common Stock is not authorized for quotation on the NASDAQ/NMS, on the New York Stock Exchange Composite Tape (the "Composite Tape"), or, if the Common Stock is not listed or admitted to trading on such Exchange, on the national securities exchange in or nearest to the City of New York on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price regular way or, in case no such sale takes place on such day, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such, or if on any such trading day the Common Stock is not quoted by any such organization, the fair value of a Common Stock on such day, as determined by the Board of Directors of the Company; and

                           (e) a "Risk Event" shall be deemed to have occurred
at such time after the original issuance of the Debentures as:

                           (i) any Person (other than James K. Schuler and his heirs and assigns) is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of Capital Stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors (any shares of voting stock of which such person or group is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage); or

                           (ii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another Person into the Company, or any sales or transfer of all or substantially all of the assets of the Company to another Person (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding Common Shares into solely Common Stock);

PROVIDED, HOWEVER, that a Risk Event shall not be deemed to have occurred if either (i) the Quoted Price on any five trading days during the 10 trading day period immediately preceding the date of the Risk Event shall equal or exceed 105% of the Conversion Price in effect on such trading day or (ii) at least 90% of the consideration (excluding cash payments for fractional shares) to be paid for the Common Stock in the transaction or transactions constituting Risk Event consists of shares of common stock traded on a national securities exchange or quoted on the NASDAQ National Market System and as a result of such transaction or transactions the Debentures become convertible solely into such common stock.

                  SECTION 16.04. APPLICABLE LAW SHALL GOVERN. If any of the foregoing provisions of this Article Sixteen are inconsistent with applicable law, such law shall govern.

                                ARTICLE SEVENTEEN

                            MISCELLANEOUS PROVISIONS

                  SECTION 17.01. PROVISIONS BINDING ON COMPANY'S SUCCESSORS. All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

                  SECTION 17.02. OFFICIAL ACTS BY SUCCESSOR CORPORATION. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

                  SECTION 17.03. ADDRESSES FOR NOTICE, ETC. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Schuler Homes, Inc., 1001 Bishop Street, Suite 1060, Honolulu, Hawaii 96813 Attention: Chief Financial Officer, telephone:
(808) 521-5661 Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office or the Trustee, which office is, at the date as of which this Indenture is dated, located at 1000 Bishop Street, Fourth Floor, Honolulu, Hawaii 96813, Attention:
Corporate Trust Manager, telephone: (808) 523-2263; telecopy: (808) 526-3082.

                  SECTION 17.04. GOVERNING LAW. This Indenture and each Debenture shall be deemed td be a contract made under the laws of Delaware, and for all purposes shall be construed in accordance with the laws of Delaware.

                  SECTION 17.05. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT; CERTIFICATES TO TRUSTEE. In respect of the authentication and delivery of the Debentures, the satisfaction or discharge of this Indenture, or any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Each certificate or opinion provided for in this Indenture (other than certificates provided pursuant to subsection (d) of Section 6.03) and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope or the examination or investigation upon which the statements or opinions contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; (5) a statement as to whether the Company is in default under any provision of this Indenture or the Debentures; and (6) in the case of an Opinion of Counsel, a statement that in the opinion of such person the Company is duly incorporated, validly existing and in good standing in its state of incorporation.

                  SECTION 17.06. LEGAL HOLIDAYS. In any case where the date of maturity of interest on or principal of the Debentures or the date fixed for redemption of any Debenture will be a legal holiday or a day on which banking institutions in Honolulu, Hawaii or New York, New York are authorized by law or executive order to close ("Legal Holidays"), then payment of such interest on or principal of the Debentures need not be made on such date but may be made on the next succeeding day not a Legal Holiday with the same force and effect as if made on the date of maturity or the date fixed for redemption and no interest shall accrue for the period from and after such date.

                  SECTION 17.07. TRUST INDENTURE ACT TO CONTROL. The provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, that impose duties on any person (including provisions automatically deemed included in an indenture unless an indenture provides that such provisions are excluded) are a part of and govern this Indenture, whether or not physically contained herein. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of such Sections of the Trust Indenture Act of 1939, the imposed duties shall control. The provisions of this Section 17.07 shall not be deemed to effect the inclusion of any of the optional provisions contemplated by Section 310(b)(1), 311(b), 314(d), 315(a), 315(b), 315(d),
315(e) or 316(a)(1) of the Trust Indenture Act of 1939.

                  SECTION 17.08. NO SECURITY INTEREST CREATED. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where properly of the Company or its subsidiaries is located.

                  SECTION 17.09. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Debentures, expressed or implied, shall give to any person, other than the parties hereto, any paying agent, any Debenture registrar and their successors hereunder, the holders of Debentures and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 17.10. TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 17.11. EXECUTION IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  SECTION 17.12. ACCEPTANCE BY TRUSTEE. Bishop Trust Company, Limited hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                        SCHULER HOMES, INC.



                                        By:  /s/ JAMES K. SCHULER
                                             ----------------------------------
                                             Name:  James K. Schuler
                                             Title: President


ATTEST:



/s/PAMELA S. JONES
----------------------------------
(SEAL)

                                        BISHOP TRUST COMPANY, LIMITED, as
                                        Trustee



                                        By:  /s/ MICHAEL M. DORAN
                                             ----------------------------------
                                             Name:  Michael M. Doran
                                             Title: Vice President and General
                                                    Counsel


                                        By:  /s/PENNY LEE L. VASCONCELLOS
                                             ----------------------------------
                                             Name:  Penny Lee L. Vasconcellos
                                             Title: Vice President and Corporate
                                                    Trust Officer


STATE OF CALIFORNIA       )
                          )  ss.:
COUNTY OF SAN FRANCISCO   )

                  On the ___ of January, 1993, before me personally came James
K. Schuler to me known, who, being by me duly sworn, did depose and say that he resides at Honolulu, Hawaii; that he is the President of Schuler Homes, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                   /s/TESSA M. BARROLL
                                            -----------------------------------
                                                     Notary Public
[SEAL]                                      My Commission Expires April 26, 1993

STATE OF HAWAII           )
                          )  ss.:
COUNTY OF HONOLULU        )

                  On the 20th day of January, 1993, before me personally came Michael M. Doran to me known, who, being by me duly sworn, did depose and say that he resides at Honolulu, Hawaii; that he is a Vice President and General Counsel at Bishop Trust Company, Limited, a corporation described in and which executed the above instrument; that he knows the corporate seal of said association; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said association; and that he signed his name thereto by like authority.

                                                     /s/Gail Ritch
                                            -----------------------------------
                                                      Notary Public
[SEAL]                                         My Commission Expires 5/15/93

STATE OF HAWAII           )
                          )  ss.:
COUNTY OF HONOLULU        )

                  On the 20th day of January, 1993, before me personally came Penny Lee L. Vasconcellos to me known, who, being by me duly sworn, did depose and say that she resides at Honolulu, Hawaii; that she is a Vice President and Corporate Trust Officer at Bishop Trust Company, Limited, a corporation described in and which executed the above instrument; that she knows the corporate seal of said association; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said association; and that she signed her name thereto by like authority.

                                                     /s/Gail Ritch
                                            -----------------------------------
                                                      Notary Public
[SEAL]                                         My Commission Expires 5/15/93